Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(965,828)
Unrealized Gain (Loss) on Market Value of Futures	549,835
Dividend Income	47
Interest Income	186
Total Income (Loss)	$(415,760)

Expenses
Investment Advisory Fee	$5,022
SEC & FINRA Registration Expense	620
Brokerage Commissions	534
NYMEX License Fee	126
Non-interested Directors' Fees and Expenses	86
Prepaid Insurance Expense	38
Total Expenses	$6,426
Net Income (Loss)	$(422,186)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/11	$10,259,494
Net Income (Loss)	(422,186)

Net Asset Value End of Month	$9,837,308
Net Asset Value Per Unit (300,000 Units)	$32.79

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502